EXHIBIT 10.4


                  FACILITIES AGREEMENT

                        Between

           INDIANAPOLIS POWER & LIGHT COMPANY

        PUBLIC SERVICE COMPANY OF INDIANA, INC.




                       ---------




                Dated:  August 16, 1977
                        CONTENTS

Article                       Page

     Preamble . . . . . . .     1

 1   Construction and
     Ownership of Transmission
     Facilities . . . . . .     1

 2   Operation of Facilities    5

 3   Metering Points and        6
     Metering

 4   Term . . . . . . . . .     7

 5   Regulatory Authorities     7

 6   Notices. . . . . . . .     8

 7   Waivers. . . . . . . .     8

 8   Assignment . . . . . .     8

 9   Arbitration. . . . . .     8

10   Additional Rights and
     Responsibilities . . .     8

Appendix A - Map of Transmission Line Facilities including Facilities to be Constructed and Provided Pursuant to Article 1 and Article 10

     0.01 Agreement, dated August 16, 1977, between
Indianapolis Power & Light Company (Indianapolis Company) and Public Service Company of Indiana, Inc. (Service
Company), both of whom are Indiana corporations,

                      WITNESSETH:

     0.02  WHEREAS, Indianapolis Company and Service
Company, severally, own electric facilities and are engaged in the generation, transmission, distribution, and sale of electric power and energy in Indiana; and

     0.03  WHEREAS, the systems of the parties are
directly interconnected through certain transmission line facilities and in order to further strengthen the respective transmission systems of the parties and the interconnections between such systems, the parties now desire that certain 345,000-volt transmission line facilities be construed as herein provided;

     0.04  NOW, THEREFORE, in consideration of the
premises and of the mutual covenants set forth, the parties agree as follows:

                       ARTICLE 1

             CONSTRUCTION AND OWNERSHIP OF
                TRANSMISSION FACILITIES

General

     1.01 The parties shall each construct a part of, as hereinafter provided in this Article 1 and Article 10, certain 345,000-volt transmission line facilities and associated appurtenances, including switching, control, metering, telemetering, and protective equipment, connecting the following:

          Service Company's Columbus Substation located in Columbus, Indiana, to Indianapolis Company's
     Sunnyside Substation located in Indianapolis,
     Indiana.

          Indianapolis Company's Petersburg Station, near
     Petersburg, Indiana, to Service Company's Gibson-
     Bedford (southmost) 345,000-volt transmission line.

The approximate routes of such transmission lines (herein called "Line" or collectively called "Lines") to be so constructed and provided are shown on the map attached hereto and made a part hereof as Appendix A. All Lines, except where otherwise specified, shall be single-circuit and shall be constructed with two 954,000 cm ACSR conductors per phase, or equivalent, and suitable ground wires. Where a company is required to build a single-circuit line, it may elect to place such circuit on one-half of a double-circuit tower and reserve the vacant one-half of the double-circuit tower for its future use.

Definitions

     1.02 The following terms, wherever used in this agreement, shall have the following meanings:

          1.021 "Sunnyside-Columbus Line" means the Line to be constructed hereunder, which is to extend from Indianapolis Company's Sunnyside Substation to
     Service Company's Columbus Substation.

          1.022 "Petersburg-Cato Line" means the Line to be constructed hereunder, which is to extend from Indianapolis Company's Petersburg Station to the W
     Interconnection Point defined in subsection 1.052 hereof.

          1.023 "Carthage Substation" means the 345,000-volt portion of Service Company's proposed substation to be located near Carthage, Indiana, or at such other location as Service Company may specify to Indianapolis Company; provided, that on or before April 1, 1978, Indianapolis Company and
     Service Company shall reach an agreement in writing as to the general location of Carthage Substation, for the sole purpose of determining the point "Z" past which the Sunnyside-Columbus Line must pass;
     otherwise, the Carthage Substation and
     Interconnection Point Z shall no longer be deemed a part of this agreement and any provision of this agreement referring to or which is affected by the Carthage Substation or Interconnection Point Z shall be deemed amended to exclude any such reference or affect.

          1.024  "Shelbyville Substation" means the
     345,000-volt substation which Service Company plans to install at the site of their existing 138 kV
     "Northeast" Shelbyville Substation.

     The parties shall cooperate to assure the maximum coordination practicable in the design of the facilities to be installed hereunder with each of the party's existing facilities.

Coordination of Construction Programs

     1.03  The parties shall coordinate their
construction programs and otherwise cooperate to achieve to the fullest extent practicable, the simultaneous completion of all portions of a particular Line.
Further, the parties shall coordinate such construction programs so as to achieve simultaneous completion of all facilities designated in this agreement. Each party will use its best efforts to insure that the facilities to be provided are completed and in service by April 1, 1982;
provided that Service Company reserves the right to construct Carthage Substation at its convenience.

Indianapolis Company

     1.04 Indianapolis Company shall provide, own, and construct, or cause to be constructed, at its own expense, the following described facilities:

          1.041  A 345,000-volt Line (Sunnyside-Columbus
     Line), approximately seventy miles in length, to extend in a generally southeasterly direction from Sunnyside Substation to an undetermined point near
     Carthage, Indiana (herein called Z Interconnection
     Point), thence continuing in a generally southwesterly direction past Shelbyville Substation to existing Service Company's Columbus Substation, where it shall be connected to Service Company's terminal equipment described in subsection 1.051.

          1.042  At Sunnyside Substation, the necessary
     terminal equipment, including facilities suitable for the control of the Sunnyside-Columbus Line and essential to the protection of line and station equipment. Such terminal equipment shall include not less than two 345,000-volt ultra-high-speed automatic reclosing circuit breakers, appurtenant disconnecting switches and associated equipment, protective relays and associated equipment, and such other items as may be required and suitable for the control of such Line and for the coordination of such control with terminal equipment to be provided by Service Company pursuant to subsection 1.051.

          1.043  At said Sunnyside Substation, the
     necessary 345,000-volt metering equipment which, subject to subsection 1.023 and in accordance with section 10.01, shall be moved to and installed at Carthage Substation at Indianapolis Company's expense, for the purpose of monitoring flows on the Sunnyside-Carthage Line, as described in Article 3.

          1.044  At Indianapolis Company's Petersburg
     Station, the necessary terminal equipment, including facilities suitable for the control of the Gibson-
     Petersburg and Petersburg-Bedford Lines and essential to the protection of line and station equipment. Such terminal equipment shall include not less than two 345,000-volt ultra-high-speed automatic reclosing circuit breakers, appurtenant disconnecting switches and associated equipment, protective relays and associated equipment, and such other items as may be required and suitable for the control of such Lines for the coordination of such control with terminal equipment now existing and operational at Service Company's Gibson Station and
     Bedford Substation.

          1.045  At said Petersburg Station, the
     necessary 345,000-volt metering equipment for metering the flows on the Gibson-Petersburg and Petersburg-Bedford Lines, as described in Article 3.

Service Company

     1.05  Service Company shall provide, own, and
construct, or cause to be constructed, at its own expense, the following described facilities:

          1.051  At Service Company's Columbus
     Substation, the necessary terminal equipment including facilities suitable for the control of the Sunnyside-Columbus Line and essential to the protection of line and station equipment. Such terminal equipment shall include not less than one
     345,000-volt ultra-high-speed automatic reclosing circuit breaker and appurtenant disconnecting and associated equipment, protective relays and associated equipment, and such other items as may be required and suitable for the control of such Line and for the coordination of such control with terminal equipment to be provided at said Sunnyside
     Substation by Indianapolis Company pursuant to subsections 1.042 through 1.045.

          1.052  A 345,000-volt double-circuit Line
     [Petersburg to Gibson-Bedford (southmost) Line], approximately five miles in length, to extend in a generally southerly direction from Indianapolis
     Company's Petersburg Station to an undetermined point near Cato, Indiana (herein call Point "W"), on
     Service Company's Gibson-Bedford (southmost) Line.
     The said Line shall be connected to the Gibson-
     Bedford Line in the manner hereinafter described.
     The Gibson-Bedford Line shall be opened at Point W and one circuit of the Petersburg-Cato Line connected to the Gibson-Cato section of the Gibson-
     Bedford (southmost) Line. The other circuit of the Petersburg-Cato Line shall be connected to the Cato-
     Bedford section of the Gibson-Bedford (southmost)
     Line. At Indianapolis Company's Petersburg Station, the newly formed Petersburg-Gibson and Petersburg-
     Bedford Lines shall be connected to Indianapolis
     Company's terminal equipment as described in subsections 1.044 and 1.045.

Communication, Telemetering, and Load Control Facilities

     1.06 Each party shall provide, own, and construct or cause to be constructed at its own expense the facilities described under its name in this Section:

          1.061  By Indianapolis Company, at its
     Petersburg Station and at the Carthage Substation or in the event Carthage Substation is not operational, at its Sunnyside Substation and at other suitable locations as it may determine, such communication, telemetering and load control facilities as shall hereafter be determined by the parties to be necessary for the proper interconnected operation of their respective systems.

          1.062  By Service Company, at its Columbus
     Substation, Carthage Substation, and at other suitable locations as it may determine, such communication, telemetering and load control facilities as shall hereafter be determined by the parties to be necessary for the proper interconnected operation of their respective systems.

Maintenance of Facilities

     1.07 Each party shall keep, or shall cause to be kept, the Line or Lines, together with all associated facilities and appurtenances described in this Article 1 that is to be provided and owned by each, in a suitable condition of repair at all times, at each party's own expense, in order that any such Line will operate in a reliable and satisfactory manner and in order that reduction in the capacity of any such Line will be avoided. If at any time any party is not satisfied that the facilities of another are being maintained in a suitable condition of repair, it may, by written notice given to the other party, call for a special study by the parties to determine what, if anything, should be done to place such facilities in a suitable condition of repair.
If the parties are unable to mutually agree upon a decision within a reasonable time, the matter shall be settled by arbitration in accordance with Article 9 hereof.

Future Transmission Facilities

     1.08 The facilities to be provided by each party as set forth above are governed by (1) the economies of mutual transmission facilities and (2) the aggregate interconnection capacity as it relates to the services being furnished under the several agreements entered into between the parties hereto. The expansion of the parties' respective transmission systems during the term of this agreement may make it necessary or desirable that a party add-to, replace, relocate, or remove portions of facilities now or hereafter provided by it. Either party shall have the right to so add-to, replace, relocate, or remove portions of facilities now or hereafter provided by it, subject, however, to the understanding that in so doing such party does not interfere with the purposes and benefits desired under this Facilities Agreement as herein above expressed, or with the performance of (1) the agreement between Indianapolis Company and Service
Company, dated May 1, 1962, as amended; (2) agreements between Indianapolis Company and its other interconnected companies; (3) agreements between Service Company and its other interconnected companies; (4) the agreement among Indianapolis Company, Service Company, and Indiana &
Michigan Electric Company dated April 24, 1968; and (5) the agreement among East Kentucky Power Cooperative,
Incorporated, Indianapolis Company, Kentucky Utilities
Company, and Service Company, dated July 9, 1971, as amended.

                       ARTICLE 2

                OPERATION OF FACILITIES

     2.01 When a Line provided for herein is completed, it shall be appropriately connected, physically and electrically, to the systems of the appropriate parties, and thereafter, during the term of this agreement, such systems shall be operated in continuous synchronism through such Line. If synchronous operation through any line becomes interrupted either manually or automatically for any reason, including scheduled maintenance that has been agreed to by the parties, the parties shall cooperate to remove the cause of the interruption and restore the Line to normal operating condition as soon as practicable. No party shall be liable to any other party for any damage or loss of revenue caused by any such interruption. All circuit breakers and associated terminal facilities shall be operated by the party that owns such facilities.

                       ARTICLE 3

              METERING POINTS AND METERING

Metering Points

     3.01 Suitable metering equipment shall be provided, owned, and maintained by the owners thereof at the metering points and voltages as hereinbelow set forth, and at such other points and voltages and with such ownership as may be agreed upon by the parties:

          3.011  Should Gibson Unit #5 or other
     generation which would affect losses be installed, located of the metering shall be reviewed.

          3.012  In respect of the X Interconnection
     Point, 345,000-volt metering equipment owned by Indianapolis Company and installed at Indianapolis
     Company's Sunnyside Substation, subject to being moved pursuant to Section 10.01 to Interconnection
     Point Z, at Indianapolis Company's expense and to be installed in Service Company's Carthage Substation for the purpose of monitoring the flows in the Sunnyside-Carthage Line.

          3.013  In respect of the Y Interconnection
     Point, 345,000-volt metering equipment owned by Indianapolis Company and installed at Indianapolis
     Company's Petersburg Station.

Metering.

     3.02 Suitable metering equipment at the metering points as provided in Section 3.01 above shall include standard types of electric meters, and acceptable appurtenances as shall be necessary to give for each direction of flow the following quantities: (1) a continuous automatic graphic record of both kilowatts and kilovars, (2) an automatic record of the kilowatt-hours for each clock hour, and (3) a continuous integrating record of the kilowatt-hours. Additions or deletions to the above three items shall be at the mutual consent of the parties involved.

     3.03  Measurements of electric energy for the
purpose of effecting settlements shall be made by standard types of electric meters installed and maintained by the owners at the metering points as provided under Section 3.01 above. The timing devices of all meters having such devices shall be maintained in time synchronism as closely as practicable. The meters shall be sealed and the seals shall be broken only occasions when the meters are to be tested or adjusted.

     3.04 The aforesaid standard metering equipment shall be tested by the owners at suitable intervals and its accuracy of registration maintained in accordance with good practice. On request of any party, a special test may be made at the expense of the party requesting such special test. Representatives of all parties shall be afforded opportunity to be present at all routine or special tests and upon occasions when any readings, for purposes of settlements, are taken from meters not bearing an automatic record.

     3.05  If any test of metering equipment shall
disclose an inaccuracy exceeding two percent, the accounts among the parties for service theretofore delivered shall be adjusted to correct for the inaccuracy disclosed over the shorter of the following two periods:
(1) for the thirty-day period immediately preceding the day of the test or (2) for the period that such inaccuracy may be determined to have existed. Should the metering equipment as provided for under Section 3.02 above at any time fail to register, the electric power and energy delivered shall be determined from the best available data.

     3.06 The parties hereto understand and agree that the establishment of the metering points as set forth in
Section 3.01  hereof, determines each party's
responsibility for the line losses incurred between such metering points.

                       ARTICLE 4

                          TERM

     4.01 This agreement shall become effective on the date first above-written, shall continue until December
31, 2012, and shall remain in full force and effect thereafter unless terminated under Section 4.02 hereof.

     4.02 Either party upon at least 5-years prior written notice to the other may terminate this agreement on December 31, 2012, or on any anniversary of said date.

                       ARTICLE 5

                 REGULATORY AUTHORITIES

     5.01 This agreement is subject to any governmental authority having jurisdiction in the premises.

                       ARTICLE 6

                        NOTICES

     6.01 All notices and requests under this agreement shall be in writing and shall be delivered in person or sent by registered or certified mail addressed to the Chief Executive Officer of the party to be served at such party's general office or at such other address as such party may from time to time designate in writing.
                       ARTICLE 7

                        WAIVERS

     7.01 Any waiver at any time of any rights as to any default or other matter arising hereunder, shall not be deemed a waiver as to any other default or matter. Any delay, short of the statutory period of limitation, in asserting any right hereunder shall not be deemed a waiver of such right.

                       ARTICLE 8

                       ASSIGNMENT

     8.01 Either party may assign this agreement by way of pledge to a trustee under a mortgage securing its indebtedness or to a successor corporation acquiring its electric utility property and business substantially as an entirety, provided such successor corporation assumes all obligations of the assignor hereunder. Such successor shall be substituted for the assignor under this agreement, but the assignor shall not be released from any obligations set forth herein. Except as aforesaid, neither party shall assign this agreement without the prior written consent of the other.

                       ARTICLE 9

                      ARBITRATION

     9.01 Any controversy or claim arising out of, or relating to, this agreement or the breach of it shall be settled by arbitration in Indianapolis, Indiana, in accordance with the rules of the American Arbitration
Association, and judgment upon the award rendered, may be had in any court having jurisdiction thereof.

                       ARTICLE 10

                 ADDITIONAL RIGHTS AND
                    RESPONSIBILITIES

     10.01  At the time of construction of the Carthage
Substation, or such other substation as may be specified pursuant to subsection 1.023 hereof, Service Company shall provide, own, and construct, or cause to be constructed, at its own expense, the following described facilities:

          10.011  All facilities incident and appropriate
     to the establishment of a Sunnyside-Carthage Line and a Carthage-Columbus Line out of the Sunnyside-
     Columbus Line, including, without limitation, the breaking of the Sunnyside-Columbus Line;
     constructing such new 345,000-volt transmission line as may be required to connect the two portions of the Sunnyside-Columbus Line to Carthage Substation at Interconnection Point Z; 345,000-volt ultra-high-speed automatic reclosing circuit breakers to average at least one per termination unless otherwise agreed to; appurtenant disconnecting and associated equipment; protective relays and associated equipment and such other items as may be required and suitable for the control of such Lines and for the coordination of such control with terminal equipment at Indianapolis Company's
     Sunnyside Substation; provided that Indianapolis
     Company (1) shall pay Service Company for the cost and Indianapolis Company will assume ownership of one of the 345,000-volt ultra-high-speed automatic reclosing circuit breakers and associated equipment appertaining thereto upon receipt and approval of an itemized statement therefore, and (2) shall, at its expense, move the metering equipment from Point "X" to Point "Z".

     10.02 Service Company reserves the right to install a 345,000/138,000-volt transformer at their Shelbyville
Substation, tapped on the Sunnyside-Columbus Line through a 345,000-volt circuit switcher, and including such other appurtenant disconnecting and associated equipment;
protective relays and associated equipment and such other items as may be required and suitable for the control of such substation and for the coordination of such control with terminal equipment at the remote ends of the connecting Lines; provided, that Service Company shall pay the costs of such substation and provided, that Service Company shall pay the costs of bringing the Sunnyside-Columbus Line into the Shelbyville Substation.

     10.03 Should it appear to be advantageous from an engineering and economic standpoint at a future date to further coordinate or add-to the transmission system additions covered by this agreement, Indianapolis Company and Service Company agree to mutually conduct such studies as necessary of the proposed system at that time to ascertain the mutual benefits.

     IN WITNESS WHEREOF, the parties have caused this agreement to be duly executed as of the date first above-written.

INDIANAPOLIS POWER & LIGHT COMPANY


By  /s/ Zane G. Todd

PUBLIC SERVICE COMPANY OF INDIANA, INC.

By  /s/ Hugh A. Barker
                       APPENDIX A

Map of Transmission line facilities including facilities to be constructed and provided pursuant to Article 1 and
Article 10.
                    AMENDMENT NO. 1

                           To

                  FACILITIES AGREEMENT

                        Between

           INDIANAPOLIS POWER & LIGHT COMPANY

                          And

               PUBLIC SERVICE COMPANY OF
                     INDIANA, INC.


     This amendment, dated as of June 1, 1981 between Indianapolis Power & Light Company (Indianapolis Company) and Public Service Company of Indiana, Inc. (Service
Company), both of whom are Indiana corporations,

WITNESSETH:

     WHEREAS, there is now in effect between Indianapolis
Company and Service Company a Facilities Agreement dated
August 16, 1977 (the "Facilities Agreement"); and

     WHEREAS, said parties wish to amend the Facilities
Agreement to provide for a delay in the construction and completion of certain facilities specified therein, as a result of delays in the expected in-service dates of associated generating facilities; and

     WHEREAS, said parties wish to amend the Facilities
Agreement to provide for a revision in the location of metering specified therein, as a result of changes in generation and transmission plans not foreseen at the time of that Agreement; and

     WHEREAS, said parties wish to amend the Facilities
Agreement to allow for the installation of substation facilities not contemplated at the time of that Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, the parties agree as follows:

     Section 1.  The Facilities Agreement is hereby
amended by substituting the word "Gwynneville" for the word "Carthage" whenever and wherever it appears in the Facilities Agreement.

     Section 2.  The Facilities Agreement is hereby
further amended by amending Section 1.03 thereof to read:

          "1.03 The parties shall coordinate their respective construction programs and otherwise cooperate, to the fullest extent practicable, toward the achievement of the completion of all lines and facilities covered by this agreement. Each party shall use it best efforts to insure that such lines and facilities are completed by the in-service dates specified in the following Subsections 1.031 through 1.034, unless later dates are mutually agreed upon by the parties hereto:

               "1.031  That portion of the Sunnyside-
          Columbus Line from Columbus to Point Z, known as the Columbus-Gwynneville Line, shall be in service by April 1, 1982. Completion of this line shall be coordinated with the completion of a line (not involved in this agreement) to be built by Service Company from Gwynneville to New Castle.

               "1.032 The Petersburg-Cato Line shall be in service by August 1, 1982.

               "1.033  That portion of the Sunnyside-
          Columbus Line extending from Point Z to
          Sunnyside, known as the Gwynneville-Sunnyside
          Line, shall be in service by August 1, 1985.

               "1.034  That portion of the Gwynneville
          Substation required for the operation of the Gwynneville-Sunnyside Line, and that portion of the Sunnyside Substation required for the operation of that line shall both be in service by August 1, 1985."

     Section 3.  The Facilities Agreement is hereby
further amended by amending Subsection 1.043 of Section
1.04 to read:

               "1.043  At Service Company's Gwynneville
          Substation, the necessary 345,000-volt metering equipment for the purpose of monitoring flows on the Sunnyside-Gwynneville Line, as described in Article 3 hereof."

     Section 4.  The Facilities Agreement is hereby
further amended by modifying Subsection 3.012 of Section
3.01 to read:

               "3.012  In respect of the Z
          Interconnection Point, 345,000-volt metering equipment owned by Indianapolis Company and installed by Service Company at its Gwynneville
          Substation at Indianapolis Company's expense, for the purpose of monitoring the flows in the Sunnyside-Gwynneville Line. Such metering equipment shall include compensation as provided in Section 3.06 hereof."

     Section 5.  The Facilities Agreement is hereby
further amended by amending Section 3.06 to read:

               "3.06 The parties hereto understand and agree that the establishment of metering point
          Y as set forth in Subsection 3.013 hereof, determines each party's responsibility for the line losses incurred. With respect to metering point Z, metering equipment shall be compensated to fully compensate Indianapolis
          Company for losses incurred on the Sunnyside-
          Gwynneville Line. Such compensation shall cease and Sunnyside-Gwynneville Line losses shall become the responsibility of Indianapolis
          Company at such time as Service Company has fulfilled all of the following three conditions: (i) 765,000-volt lines and associated substations between Marble Hill and Columbus, Marble Hill and Jefferson, and
          Columbus and Gwynneville are placed in service;
          (ii) the Jefferson-Greentown 765,000-volt line covered by an agreement between Service Company and Indiana and Michigan Electric Company, is looped into Gwynneville and placed in service;
          and (iii) the 765,000/345,000-volt
          autotransformers at Gwynneville and a
          765,000/230,000-volt autotransformer at
          Columbus are placed in service."

     Section 6.  The Facilities Agreement is hereby
further amended by amending Subsection 10.011 of Section
10.01 to read:

               "10.011  All facilities incident and
          appropriate to the establishment of a Sunnyside-
          Gwynneville Line and a Gwynneville-Columbus
          Line including, without limitation: 345,000-volt ultra-high-speed automatic reclosing circuit breakers to average at least one per termination unless otherwise agreed to;
          appurtenant disconnecting and associated equipment; protective relays and associated equipment and such other items as may be required and suitable for the control of such Lines and for the coordination of such control with terminal equipment at Indianapolis
          Company's Sunnyside Substation; provided, that
          Indianapolis Company shall provide Service
          Company with one of the 345,000-volt ultra-high-speed automatic reclosing circuit breakers and equipment appertaining thereto; and shall pay the cost of installing the same upon receipt and approval of an itemized statement therefore."

     Section 7.  The Facilities Agreement is hereby
further amended by adding a new Section 10.04 to read:

               "10.04  Service Company shall have the
          right to install at its cost a 345,000/69,000-volt transformer at the Gwynneville Substation, tapped on Indianapolis Company's Gwynneville-
          Columbus 345,000-volt line through a 345,000-volt circuit switcher, together with such other equipment as may be required and suitable for the control of such substation and for the coordination of such control with terminal equipment at the remote ends of the connecting lines; provided, that Indianapolis Company shall have the right to approve the design of such installation to determine that it will not adversely affect the reliability and operation of its Gwynneville-Columbus 345,000-volt line, which approval shall not be unreasonably withheld."

     Section 8.  Except as specifically amended by this
Amendment No. 1, the Facilities Agreement shall remain the same and in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this agreement to be duly executed as of the date first above written.


INDIANAPOLIS POWER & LIGHT COMPANY


By /s/  Zane G. Todd
  Zane G. Todd, Chairman of the
   Board

PUBLIC SERVICE COMPANY OF INDIANA, INC.

By  /s/ Hugh A. Barker
  Hugh A. Barker, Chairman
                    AMENDMENT NO. 2

                           TO

                  FACILITIES AGREEMENT

              Dated as of August 16, 1977

                        Between

               PUBLIC SERVICE COMPANY OF
                     INDIANA, INC.

                          and

           INDIANAPOLIS POWER & LIGHT COMPANY



              Dated as of October 1, 1984

This AMENDMENT NO. 2, dated as of the 1st day of October, 1984 between Public Service Company of Indiana, Inc.
(Service Company), an Indiana Corporation, and
Indianapolis Power & Light Company (Indianapolis
Company), an Indiana Corporation, and hereafter called
"the parties",

                    WITNESSETH THAT:

WHEREAS the parties entered into a Facilities Agreement dated as of August 16, 1977 which Agreement was last modified on June 1, 1981 (said Facilities Agreement, as so modified, being herein called the "1977 Agreement");
and

WHEREAS the parties desire to modify the 1977 Agreement, as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree as follows:

SECTION 1 Article 1, Subsection 1.033 of Section 1.03 of the 1977 Agreement is amended to read:

          1.033 That portion of the Sunnyside-Columbus
     Line extending from Point Z to Sunnyside, known as the Sunnyside-Gwynneville Line, shall be in service by February 1, 1986.

SECTION 2. Article 1, Subsection 1.043 of Section 1.04 of the 1977 Agreement is amended to read:

          1.043 At said Sunnyside Substation, the
     necessary 345,000-volt metering equipment for the purpose of monitoring flows in the Sunnyside-
     Gwynneville Line, as described in Article 3 hereof.

SECTION 3. Article 3, Subsection 3.011 of Section 3.01 of the 1977 Agreement is amended to read:

          3.011 Should generation and/or transmission developments of the parties affect losses, location of the metering shall be reviewed.

SECTION 4. Article 3, Subsection 3.012 of Section 3.01 of the 1977 Agreement is amended to read:

          3.012  In respect of the X Interconnection
     Point, 345,000-volt metering equipment owned and installed by Indianapolis Company at Indianapolis
     Company's Sunnyside Substation for the purpose of monitoring the flows in the Sunnyside-Gwynneville
     Line. Such metering equipment shall be capable of being compensated.

SECTION 5. Article 3, Section 3.06 of the 1977 Agreement is amended to read:

          3.06 The parties hereto understand and agree that the establishment of the metering points as set forth in Section 3.01 hereof determines each party's initial responsibility for the line losses incurred between such metering points.

SECTION 6. Except as hereinabove modified and amended, all the terms and conditions of the 1977 Agreement shall remain in full force and effect.

SECTION 7. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the respective parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized officers.

PUBLIC SERVICE COMPANY OF INDIANA, INC.

By  /s/ Darrell V. Menscer
     Darrell V. Menscer, President

INDIANAPOLIS POWER & LIGHT COMPANY


By  /s/ Robert W. Hill
     Robert W. Hill

                     AMENDMENT NO. 3

                           TO

                  FACILITIES AGREEMENT

               Dated as of August 16, 1977

                         Between

                    PSI ENERGY, INC.,

 Formerly named PUBLIC SERVICE COMPANY OF INDIANA, INC.,

                           and

           INDIANAPOLIS POWER & LIGHT COMPANY






                Dated as of June 1, 1992

     This AMENDMENT NO. 3, dated as of the first day of June 1992, between Indianapolis Power & Light Company
(hereinafter called "Indianapolis Company" or a "Party"), an Indiana Corporation, and PSI Energy, Inc., formerly named Public Service Company of Indiana, Inc.
(hereinafter called "Service Company" or a "Party"), an Indiana Corporation. (Indianapolis Company and Service
Company are hereinafter sometimes called "Parties".)

                    WITNESSETH THAT:

WHEREAS the parties entered into a Facilities Agreement, dated as of August 16, 1977, which Agreement was last modified on October 1, 1984 (said Facilities Agreement, as so modified, being herein called the "1977
Agreement"); and

WHEREAS the parties desire to modify the 1977 Agreement, as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth, the Parties hereto agree as follows:

SECTION 1. Article 1, Section 1.02 is hereby amended by adding a new Subsection 1.025 to read:

     "1.025 'Patriot Line' means the 345,000-volt line to be constructed by Indianapolis Company which is to extend from Indianapolis Company's Patriot Station located in
Southeastern Indiana to Service Company's Gwynneville
Substation as defined in Subsection 1.023 hereof."

SECTION 2. Article 3, Section 3.01 is hereby amended by adding a new Subsection 3.014 to read:

     "3.014  In respect of the Z Interconnection Point,
345,000-volt, metering equipment owned by Indianapolis
Company and installed at Service Company's Gwynneville
Substation for the purpose of monitoring the flows in the Patriot Line."

SECTION 3.  Article 10 is hereby amended by adding a new
Section 10.05 and Subsection 10.051 to read:

     "10.05 Indianapolis Company shall have the right to have Service Company construct or cause to be constructed at Indianapolis Company's cost the Patriot Line substation facilities at Service Company's Gwynneville
Substation, consisting of the following described facilities:

     10.51     All facilities, owned and maintained by
          Indianapolis Company and operated by Service Company, incident and appropriate to the establishment of the Patriot Line including, without limitation: one-345,000-volt ultra-high-speed automatic reclosing circuit breaker connected in a ring bus arrangement as shown in Appendix B.; appurtenant disconnecting and associated equipment; protective relays and associated equipment and such other items as may be required and suitable for the control and monitoring of the Patriot Line and for the coordination of such control with terminal equipment at Indianapolis Company's Patriot Plant; provided that (1) Indianapolis Company shall have the right to provide all required equipment to Service Company; (2) Service Company shall have the right to approve all designs and facilities provided; (3) Indianapolis Company shall pay all facility costs as authorized by Indianapolis Company and incurred by Service Company including engineering, review, design, procurement and installation, upon project completion and the receipt and approval of an itemized statement therefor; and (4) Use of either Party's facilities within rating(s) for power flows within Gwynneville Substation shall not obligate either Party whatsoever; given that system studies indicated no adverse effects on the operation of the Gwynneville Substation, Service Company's System or Indianapolis Company's System, which all said approval shall not be unreasonably withheld."

SECTION 4. Except as hereinabove modified and amended, all the terms and conditions of the 1977 Agreement shall remain in full force and effect.

SECTION 5. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the respective parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized
Officers.

                              PSI ENERGY, INC.
                              (Service Company)
                              an Indiana Corporation



                              By  /s/ Larry E. Thomas
                                   Larry E. Thomas
                                   Senior Vice President and
                                   Chief Operations Officer

ATTEST:


By  /s E. Renae Conley
     E. Renae Conley
     Assistant Secretary

                              INDIANAPOLIS POWER & LIGHT
COMPANY,
                              (Indianapolis Company)
                              an Indiana Corporation



                              By /s/ Michael M. Minter
                                   Michael M. Minter
                                   Senior Vice President
                                   Planning and Engineering

ATTEST:

By  /s/ Marcus E. Woods
     Marcus E. Woods, Secretary


                       APPENDIX B

                 GWYNNEVILLE SUBSTATION
                Z - INTERCONNECTION POINT
          (ADDITION OF PATRIOT LINE TO SERVICE
            COMPANY'S GWYNNEVILLE SUBSTATION)


Diagram showing one-345,000-volt ultra-high-speed automatic reclosing circuit breaker connected in a ring bus arrangement.



KEY
IPL - Indianapolis Power & Light
PSI - PSI Energy